Exhibit 10.4

THIRD AMENDMENT TO

ACQUISITION AND STOCK EXCHANGE AGREEMENT

This Third Amendment to Acquisition and Stock Exchange Agreement (the “Third Amendment”) is made and entered into this 17th day of March, 2014 (the “Third Amendment Execution Date”) by and between Green Automotive Company, a Nevada corporation (“GACR”), on the one hand, and Blackhawk Manufacturing, Inc., a California corporation (“Blackhawk”), Sanders, Larios, Larios & Luevanos LLC, a California limited liability company (“SLLL”), Alan Servicios S de R.I. de C.V., a Mexican corporation (“Alan Servicios”), Lalusa Investments, a Mexican corporation (“Lalusa”), and Shelmado Transporte, a Mexican corporation (“Shelmado”) (Blackhawk, SLLL, Alan Servicos, Lalusa and Shelmado together are referred to herein as the “BMI Entities”).

RECITALS

A.  GACR and BMI Entities are parties to that certain Acquisition and Stock Exchange Agreement dated February 17th, 2014 (the “Agreement”).

B.  The parties wish to amend the Agreement in order to correct the definition of Closing in the Agreement as further described below.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing and the terms of this Third Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Amendment of Agreement. This Third Amendment hereby amends and revises the Agreement to incorporate the correction to the Closing as described in this Third Amendment. Except as expressly provided for in this Third Amendment, the Agreement will remain unchanged and in full force and effect. The term “Agreement”, as used in the Agreement and all other instruments and agreements executed thereunder, shall for all purposes refer to the Agreement as amended by this Third Amendment.

2.    Correction of date of Closing in the Agreement. All references in the Agreement to “Closing” shall mean _______________, or at such other date as agreed upon by the Parties.

3.    General. This Third Amendment has been executed by the parties as of the Third Amendment Execution Date, with such execution being effective as of the Effective Date of the Agreement, as that term is defined in the Agreement. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed to an original, and such counterparts together shall constitute one instrument.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Third Amendment as of the Third Amendment Execution Date.

“GACR”	“Blackhawk”

Green Automotive Company	Blackhawk Manufacturing, Inc.,
a Nevada corporation	a California corporation

By: Ian Hobday	By: Floyd Sanders
Its: Chief Executive Officer	Its: President

“Alan Servicios”	“SLLL”

Alan Servicios S de R.I. de C.V.,	Sanders, Larios, Larios & Luevanos LLC
A Mexican corporation	a California limited liability company

By: Floyd Sanders	By: Floyd Sanders
Its: President	Its: President

“Lalusa”	“Shelmado”

Lalusa Investments,	Shelmado Transporte
a Mexican corporation	a Mexican corporation

By: Floyd Sanders	By: Floyd Sanders
Its: President	Its: President